UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 11, 2013
(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 11, 2013, Scio Diamond Technology Corporation (the “Company”) entered into a First Amendment to Loan Agreement (the “First Amendment”), dated October 11, 2013, with Platinum Capital Partners, LP (“Platinum”), which amends the Loan Agreement, dated as of June 21, 2013, between the parties (the “Original Loan Agreement” and, as amended by the First Amendment, the “Amended Loan Agreement”) to provide for an additional $500,000 of borrowing capacity (the “Additional Loan” and, together with the Original Loan, the “Loan”) under the existing $1 million secured revolving line of credit established under the Original Loan Agreement (the “Original Loan”).  The Company may draw on the line to fund working capital.  The Original Loan Agreement and related promissory note (the “Original Note”), as well as the security agreement entered into on June 21, 2013 in connection therewith (the “Security Agreement”), are described in and filed as exhibits to the Company’s Form 8-K filed on June 27, 2013.  The Additional Loan, which is represented by a Promissory Note dated October 11, 2013 (the “New Note”), matures on June 20, 2014.  On October 11, 2013, $280,750 was drawn on the Additional Loan, $30,750 of which was retained by Platinum to cover applicable fees.

The Company plans to utilize funds drawn on the Additional Loan to fund its ongoing operations.  Borrowings accrue interest at the rate of 18% per annum, payable monthly on or before the last calendar day of each month, and a service charge of 3% applies to late payments. An interest reserve of $133,500 has been set aside from the proceeds of the New Note to make required payments of interest, provided that interest billed to the Company will first be deducted from a $90,000 reserve established under the Original Note for payments of interest on the Original Note, until that reserve has been exhausted. The Amended Loan Agreement also provides for payment of an accommodation fee of $25,000 and a closing fee of $3,250, the amounts of which were retained by Platinum out of amounts drawn on the Additional Loan on October 11, 2013.  The Company’s obligations under the Amended Loan Agreement are not guaranteed by any other party.  The Company may prepay borrowings without premium or penalty upon notice to Platinum as provided in the Amended Loan Agreement.

The Loan is secured by the Security Agreement, under which the Company grants Platinum a first priority security interest in the Company’s inventory, equipment, accounts and other rights to payments and intangibles as security for the Loan.  The New Note, which is filed as Exhibit 4.2, provides for monthly interest payments commencing November 2013 and for repayment of all amounts drawn, together with accrued interest, on June 20, 2014.

The descriptions of the terms of the First Amendment and the New Note in this Item 1.01 are qualified in their entirety by reference to Exhibits 4.1 and 4.2 to this Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference. On October 11, 2013, $280,750 was drawn on the Additional Loan, $30,750 of which was retained by Platinum to cover applicable fees.  As of October 11, 2013, $280,750 was outstanding under the Amended Loan Agreement.

Item 9.01     Financial Statement and Exhibits

(d)                     Exhibits

4.1                   First Amendment to Loan Agreement dated October 11, 2013 between Scio Diamond Technology Corporation and Platinum Capital Partners, LP.

4.2                   Promissory Note dated October 11, 2013 made by Scio Diamond Technology Corporation in favor of Platinum Capital Partners, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

	By:	/s/ Jonathan M. Pfohl
Jonathan M. Pfohl
Chief Financial Officer

Date: October 18, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amendment to Loan Agreement dated October 11, 2013 between Scio Diamond Technology Corporation and Platinum Capital Partners, LP.

4.2	Promissory Note dated October 11, 2013 made by Scio Diamond Technology Corporation in favor of Platinum Capital Partners, LP.